Exhibit 99.1

Contact:

Joseph Statter

(202) 654-7062

FOR IMMEDIATE RELEASE

CAPITOL ACQUISITION CORP.

AMENDS BYLAWS

Washington, D.C., March 16, 2009 – Capitol Acquisition Corp. (NYSE ALTERNEXT US: CLA.U, CLA, CLA.WS) announced today that its board of directors approved an amendment to the Company’s Bylaws fixing the number of directors that shall constitute the Board at five and requiring approval by the holders of at least 85% of the outstanding shares of common stock of the Company in order for stockholders to amend this provision at any time prior to consummation by the Company of a business combination (as described more fully in the Company’s final prospectus, dated November 8, 2007, relating to its initial public offering).

Capitol Acquisition Corp. is a blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more operating businesses or assets. Its efforts in identifying a prospective target business are not limited to a particular industry.

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